Exhibit 8.1
List of Subsidiaries of Estre Ambiental, Inc.

Name of Subsidiary	Jurisdiction of Incorporation or Organization

ROAD PARTICIPAÇÕES LTDA.	Brazil
ESTRE USA, INC.	Delaware
ESTRE AMBIENTAL S.A. - MATRIZ	Brazil
ESTACAO ECOLOGIA - AREA DE TRANSBORDO, TRIAGEM E RECICLAGEM DE RCD S.A.	Brazil
OXIL MANUFATURA REVERSA E GERENCIAMENTO DE RESIDUOS LTDA	Brazil
RESICONTROL SOLUCOES AMBIENTAIS S.A. - MATRIZ	Brazil
CAVO SERVICOS E SANEAMENTO S/A - MATRIZ	Brazil
ESTRE AGUA E SOLO LTDA	Brazil
CTR ITABORAI - CENTRO DE TRATAMENTO DE RESIDUOS DE ITABORAI LTDA - MATRIZ	Brazil
ESTRE COLETA (P.N.A.S.P.E. EMPREENDIMENTOS E PARTICIPAÇÕES S.A). - MATRIZ	Brazil
VIVA AMBIENTAL E SERVIÇOS S.A.	Brazil
V2 AMBIENTAL SPE S/A - MATRIZ	Brazil
AMBIENTAL SUL BRASIL- CENTRAL REGIONAL DE TRATAMENTO DE RESIDUOS LTDA - MATRIZ	Brazil
SPE SOMA - SOLUÇÕES EM MEIO AMBIENTE LTDA.	Brazil
GUATAPARÁ ENERGIA S.A. (J.F.R.S.P.E)	Brazil
GEO VISION SOLUÇÕES AMBIENTAIS E ENERGIA S/A	Brazil
NGA RIBEIRÃO PRETO - NUCLEO DE GERENCIAMENTO AMBIENTAL LTDA	Brazil
NGA JARDINOPOLIS - NUCLEO DE GERENCIAMENTO AMBIENTAL LTDA	Brazil
RECICLAX - RECICLAGEM DE RESIDUOS DA CONSTRUÇÃO CIVIL LTDA	Brazil
ESTRE SPI AMBIENTAL S.A	Brazil
NGA - NUCLEO DE GERENCIAMENTO AMBIENTAL LTDA.	Brazil
CGR GUATAPARA - CENTRO DE GERENCIAMENTO DE RESIDUOS LTDA	Brazil
CGR CATANDUVA - CENTRO DE GERENCIAMENTO DE RESIDUOS LTDA	Brazil
CGR - CENTRO DE GERENCIAMENTO DE RESÍDUOS FEIRA DE SANTANA S.A.	Brazil
ESTRE ENERGIA RENOVÁVEL PARTICIPAÇÕES S.A.	Brazil
ESTRE ATERROS E VALORIZAÇÃO HOLDING S.A.	Brazil
CTR PORTO SEGURO S.A.	Brazil
SPE PAULINIA ENERGIA LTDA.	Brazil
SPE TREMEMBÉ ENERGIA LTDA.	Brazil
SPE CURITIBA ENERGIA LTDA.	Brazil
PIRATININGA ENERGIA E PARTICIPAÇÕES LTDA	Brazil
CTR ARAPIRACA S.A.	Brazil
LOGISTICA AMBIENTAL DE SÃO PAULO S.A. - LOGA	Brazil
TERRESTRE AMBIENTAL LTDA.	Brazil
ATTEND AMBIENTAL S.A.	Brazil
METROPOLITANA SERVIÇOS AMBIENTAIS LTDA	Brazil
GLA - GESTÃO E LOGÍSTICA AMBIENTAL S.A.	Brazil
CAVO COLÔMBIA S.A	Colômbia
CGR DONA JUANA S.A. ESP	Colômbia